Kelun-Biotech and Crescent Biopharma Announce Strategic Partnership to Develop and Commercialize Novel Oncology Therapeutics
Companies to advance CR-001, a PD-1 x VEGF bispecific antibody, and SKB105, an integrin beta-6-directed antibody-drug conjugate (ADC), in global markets and China
Collaboration designed to accelerate and expand the development of synergistic combinations with CR-001 and ADCs, including SKB105

CR-001 and SKB105 on track to enter Phase 1/2 monotherapy clinical trials in Q1 2026 with combination studies to follow

Chengdu, China and Waltham, Mass., December 4, 2025 – Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd. ("Kelun-Biotech", 6990.HK), which focuses on the R&D, manufacturing, commercialization and global collaboration of innovative biological drugs and small molecule drugs, and Crescent Biopharma, Inc. (“Crescent”) (Nasdaq: CBIO), a biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced that the companies have entered into a strategic partnership to develop and commercialize oncology therapeutics, including novel combinations.

The partnership involves Crescent’s CR-001, a PD-1 x VEGF bispecific antibody, and Kelun-Biotech’s SKB105, an integrin beta-6 (ITGB6)-directed antibody-drug conjugate (ADC) with a topoisomerase payload. Both candidates are being developed for the treatment of solid tumors and are expected to enter Phase 1/2 monotherapy clinical trials in the first quarter of 2026.

Under the terms of the collaboration, Crescent has granted Kelun-Biotech exclusive rights to research, develop, manufacture and commercialize CR-001 in Greater China (including mainland China, Hong Kong, Macau and Taiwan). In addition, Kelun-Biotech has granted Crescent exclusive rights to research, develop, manufacture and commercialize SKB105 in the United States, Europe and all other markets outside of Greater China. The partnership includes the development of these candidates as monotherapies, and also the evaluation of CR-001 in combination with SKB105. Both Crescent and Kelun-Biotech have the right to independently develop CR-001 in additional combinations, including combinations of CR-001 with proprietary ADC pipeline assets.

Dr. Michael Ge, chief executive officer of Kelun-Biotech, said, “We are pleased to have entered into a partnership with Crescent for two innovative assets, CR-001 and SKB105. This collaboration complements and strengthens our differentiated oncology pipeline by the addition of CR-001 and also enables us to advance the development of SKB105 in the global market, bolstering its potential commercial value and our global collaboration network. Our creative global partnership combines the capabilities of both companies to explore novel monotherapies and combination strategies for tumor treatments with SKB105 and CR-001. By leveraging China’s abundant clinical resources and execution efficiency, we aim to expedite clinical development while rigorously maintaining the highest global

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standards. We believe this partnership creates a powerful synergy to maximize the potential of these two drug candidates for the treatment of patients in both China and the rest of the world."
“We are thrilled to be partnering with Kelun-Biotech, an established leader in the development and commercialization of ADCs who shares our commitment to bringing next generation therapeutics that can improve outcomes for people living with cancer,” said Joshua Brumm, chief executive officer of Crescent. “This collaboration expands our pipeline with the addition of SKB105, furthers our strategy of advancing multiple modalities across our portfolio, and accelerates our efforts to deliver synergistic combinations with CR-001, which has the potential to be a foundational backbone therapy. We look forward to working with Kelun-Biotech to drive innovative therapeutics with the potential to address multiple tumor types and transform cancer care.”

Under the collaboration, Kelun-Biotech will receive an upfront payment of US$80 million from Crescent and is also eligible to receive additional milestones of up to US$1.25 billion, plus tiered middle single-digit to low double-digit royalties on net sales of SKB105. Kelun-Biotech is also eligible to receive additional payment from Crescent if Crescent undergoes a near-term change of control or enters into a sublicense agreement with a third party. Crescent will receive an upfront payment of US$20 million from Kelun-Biotech and is also eligible to receive additional milestones of up to US$30 million, plus tiered low to middle single digit royalties on net sales of CR-001.

About CR-001 (also known as SKB118)

CR-001 is a tetravalent bispecific antibody being developed for the treatment of solid tumors that combines two complementary, validated mechanisms in oncology via a blockade of PD-1 and VEGF. PD-1 checkpoint inhibition is aimed at restoring T cells’ ability to recognize and destroy tumor cells, and blocking VEGF is intended for reducing blood supply to tumor cells and inhibiting tumor growth. In preclinical studies, CR-001 demonstrated cooperative pharmacology with increased binding to PD-1 and signal blockade in the presence of VEGF as well as robust anti-tumor activity. CR-001’s anti-VEGF activity may also normalize the vasculature at the tumor site, which has the potential to improve the localization and effectiveness of combination therapies, such as the administration of CR-001 with antibody-drug conjugates (ADCs). A global Phase 1/2 trial of CR-001 in patients with solid tumors is anticipated to commence in the first quarter of 2026.

About SKB105 (also known as CR-003)
SKB105 is a differentiated ADC targeting integrin beta-6 (ITGB6) with a topoisomerase 1 inhibitor payload. ITGB6 is overexpressed in many solid tumors, but shows minimal to no expression in most normal tissues, thereby potentially reducing the risk of systemic toxicity and off-target effects. SKB105 consists of an anti-ITGB6 fully human IgG1 monoclonal antibody conjugated via a stable, clinically validated cleavable linker. The molecule incorporates proprietary Kthiol® irreversible conjugation technology, designed to enhance stability and tumor-specific payload delivery while reducing adverse effects. SKB105 demonstrated a favorable efficacy, safety, and pharmacokinetic (PK) profile in preclinical models. A Phase 1/2 clinical trial of SKB105 in patients with solid tumors is anticipated to commence in the first quarter of 2026.

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About Kelun-Biotech

Kelun-Biotech (6990.HK) is a holding subsidiary of Kelun Pharmaceutical (002422.SZ), which focuses on the R&D, manufacturing, commercialization and global collaboration of innovative biological drugs and small molecule drugs. Kelun-Biotech focuses on major disease areas such as solid tumors, autoimmune, inflammatory, and metabolic diseases, and in establishing a globalized drug development and industrialization platform to address the unmet medical needs in China and the rest of world. Kelun-Biotech is committed to becoming a leading global enterprise in the field of innovative drugs. At present, Kelun-Biotech has more than 30 ongoing key innovative drug projects, of which 4 projects have been approved for marketing, 1 project is in the NDA stage and more than 10 projects are in the clinical stage. Kelun-Biotech has established one of the world's leading proprietary ADC and novel DC platforms, OptiDC™, and has 2 ADC projects approved for marketing, and multiple ADC and novel DC assets in clinical or preclinical research stage. For more information, please visit https://en.kelun-biotech.com/.

About Crescent Biopharma

Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. Crescent ’s pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates (ADCs). By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies either as single agents or as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow Crescent on LinkedIn and X.

Forward-Looking Statements of Crescent
Certain statements in this press release, other than purely historical information, may constitute "forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation, the expected benefits or opportunities with respect to the strategic partnership between Crescent and Kelun-Biotech, the ability for each of CR-001 and SKB105 (CR-003) to perform as monotherapies and in combination, the potential for CR-001 to be developed in additional combinations, including with proprietary ADC pipeline assets, the initiation, timing, progress, and results of clinical trials for CR-001 and SKB105 (CR-003), including the initiation of Phase 1/2 monotherapy clinical trials in the first quarter of 2026, Crescent’s expectations regarding the potential benefits of the strategic partnership with Kelun-Biotech, the potential benefits of treatment with and the market for CR-001, and our expectations regarding milestone, royalty, or other payments that could be due under the license agreements. The words "opportunity," "potential," "milestones," "pipeline," "can," "goal," "strategy," "target," "anticipate," "achieve," "believe," "contemplate," "continue," "could," "estimate," "expect," "intends," "may," "plan," "possible," "project," "should," "will," "would" and similar expressions (including the negatives of these terms or variations of them) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Crescent will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Crescent’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the expected

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benefits of, and opportunities related to, the strategic partnership between Crescent and Kelun-Biotech may not be realized by either party or may take longer to realize than anticipated, that the potential of CR-001 and/or SKB105 (CR-003), each as monotherapy and in combination, may change, that CR-001 may not be developed in additional combinations, including with proprietary ADC pipeline assets, that either party may fail to discover and develop any commercially successful product candidates through the strategic partnership, that such product candidates may not receive regulatory approval and, if approved, such product candidates may not be commercially successful, Crescent’s limited operating history, including with respect to clinical trials, Crescent’s historical losses and any future ability to generate revenue, Crescent’s ability to raise capital to support its business plans, risks associated with clinical development and regulatory approval, risks related to Crescent’s intellectual property, Crescent’s reliance on third parties, including to help develop its product candidates and run its clinical trials, as well as to manufacture its product candidates, Crescent’s dependence on key personnel, Crescent’s estimates of market opportunity may prove to be inaccurate, significant disruptions of information technology systems or breaches of data security, litigation and regulatory risks, as well as those factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its most recent Quarterly Report on Form 10-Q), and Crescent’s other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of Crescent’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this press release, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. Crescent does not undertake or accept any duty to release publicly any updates or revisions to any forward-looking statements. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Crescent.

Crescent Contact:
Amy Reilly
Chief Communications Officer
amy.reilly@crescentbiopharma.com
617-465-0586

Kelun-Biotech Contact:
klbio_pr@kelun.com

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